Exhibit 99.1

Codorus Valley Bancorp, Inc.

Declares Quarterly Cash Dividend

FOR IMMEDIATE RELEASE -- York, Pennsylvania – October 13, 2021

On October 12, 2021, the Board of Directors of Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), the parent company of PeoplesBank, A Codorus Valley Company, declared a regular quarterly cash dividend of $0.15 per common share, payable on November 9, 2021, to shareholders of record at the close of business on October 26, 2021, which is $0.02, or 15 percent higher than the prior quarter's regular cash dividend and special cash dividend combined.

With assets of over $2 billion, PeoplesBank, A Codorus Valley Company, is a wholly owned subsidiary of Codorus Valley Bancorp, Inc., the largest independent financial institution headquartered in York County, Pennsylvania. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Codorus Valley Bancorp, Inc.'s Common Stock is listed on the NASDAQ Global Market under the symbol CVLY.

Questions or comments concerning this Press Release should be directed to:

Codorus Valley Bancorp, Inc.
Craig L. Kauffman, President/CEO	Larry D. Pickett, CPA - Treasurer
717-747-1501	717-747-1502
ckauffman@peoplesbanknet.com	lpickett@peoplesbanknet.com

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Codorus Valley Corporate Center

105 Leader Heights Road, York, PA 17403

717-747-1519